Exhibit 10.2

EXECUTION VERSION

SALE AND SERVICING AGREEMENT

by and among

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2025-1,

as Issuer

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC,

as Seller

VW CREDIT, INC.,

as Servicer

and

CITIBANK, N.A.,

as Indenture Trustee

Dated as of March 25, 2025

2025-1 Sale & Servicing Agreement

-i-	2025-1 Sale & Servicing Agreement

(continued)

-ii-	2025-1 Sale & Servicing Agreement

(continued)

-iii-	2025-1 Sale & Servicing Agreement

(continued)

Schedule I	Representations and Warranties With Respect to the Receivables
Schedule II	Notice Addresses

Exhibit A	Form of Assignment Pursuant to Sale and Servicing Agreement
Exhibit B	Perfection Representations, Warranties and Covenants
Exhibit C	Servicing Criteria to be Addressed in Indenture Trustee’s Assessment of Compliance
Exhibit D	Form of Indenture Trustee’s Annual Certification

Appendix A	Definitions

Schedule X to Appendix A       Yield Supplement Overcollateralization Amount

-iv-	2025-1 Sale & Servicing Agreement

SALE AND SERVICING AGREEMENT, dated as of March 25, 2025 (together with all exhibits, schedules and appendices hereto and as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”), by and among VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2025-1 (the “Issuer”), a Delaware statutory trust, VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), VW CREDIT, INC., a Delaware corporation (“VCI”), as servicer (in such capacity, the “Servicer”), and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and sport utility vehicles;

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer; and

WHEREAS, VCI is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

definitions and usage

SECTION 1.1          Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2          Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

2025-1 Sale & Servicing Agreement

ARTICLE II

CONVEYANCE OF TRANSFERRED Assets

SECTION 2.1          Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Certificate on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in to and under the Transferred Assets, described in an Assignment substantially in the form of Exhibit A delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder will not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2          Representations and Warranties of the Seller Regarding the Transferred Assets. On the date hereof, the Seller hereby makes the following representations and warranties to the Issuer. Such representations and warranties will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the Grant of the Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture.

(a)             The Receivables were selected using selection procedures that were not known or intended by the Seller to be adverse to the Issuer.

(b)             The Receivables and other Transferred Assets have been validly assigned by the Seller to the Issuer.

(c)             The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)             All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Indenture Trustee a first priority perfected security interest therein, will be made within ten days of the Closing Date.

(e)             No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivable hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security, with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors and purchasers and assignees from the Seller.

2	2025-1 Sale & Servicing Agreement

(f)             Characterization of Receivables. Each Receivable constitutes either “tangible chattel paper”, “electronic chattel paper”, an “account”, a “promissory note” or a “payment intangible”, each as defined in the UCC.

(g)             The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Exhibit B are true and correct to the extent that they are applicable.

SECTION 2.3          Representations and Warranties of the Seller as to each Receivable. The Seller hereby makes the representations and warranties set forth on Schedule I as to the Receivables sold, transferred, assigned, and otherwise conveyed to the Issuer under this Agreement on which such representations and warranties the Issuer relies in acquiring the Receivables. The representations and warranties as to each Receivable shall survive the sale of the Receivables to the Issuer pursuant to this Agreement and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Seller shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents. Any inaccuracy in the representations and warranties shall be deemed not to constitute a breach if such inaccuracy does not affect the ability of the Issuer to receive or retain payment in full on the Receivable.

SECTION 2.4          Repurchase Upon Breach. Upon discovery by any party hereto of a breach of any of the representations and warranties set forth in Section 2.3 with respect to any Receivable at the time such representations and warranties were made which breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Servicer, the Seller and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Seller hereunder. The Indenture Trustee need not investigate the facts stated in a Servicer’s Certificate delivered in accordance with the foregoing sentence. If the breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, then the Seller shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier date) after the date that the Seller became aware or was notified of such breach. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on such date of repurchase, or earlier date, if elected by the Seller. Upon payment of such Repurchase Price by the Seller, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably requested of it to vest in the Seller or its designee any Receivable and any related Purchased Assets repurchased pursuant hereto. It is understood and agreed that the right to cause the Seller to repurchase (or to enforce the obligations of VCI under the Purchase Agreement to purchase) any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.4.

3	2025-1 Sale & Servicing Agreement

SECTION 2.5          Custody of Receivable Files.

(a)            Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the custodian for the Issuer and the Indenture Trustee of the following documents or instruments, which are hereby or will hereby be constructively delivered to the Indenture Trustee (or delivered to such custodian), as pledgee of the Issuer pursuant to the Indenture with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form) (the “Receivable Files”):

(i)	the fully executed original of the motor vehicle retail installment sales contract or promissory note and security agreement related to such Receivable (with respect to tangible chattel paper) or an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of the Receivable (with respect to electronic chattel paper), including any written amendments or extensions thereto;

(ii)	the original credit application, an electronic image thereof, or a photocopy thereof to the extent held in paper form;

(iii)	the original Certificate of Title or, if not yet received, evidence that the Servicer has used commercially reasonable best efforts to submit an application therefor with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain or hold Certificates of Title; and

(iv)	any and all other documents (whether tangible or electronic) that the Servicer or the Seller keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle.

The foregoing appointment of the Servicer is deemed to be made with due care.

(b)            Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. The Servicer will promptly report to the Issuer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The Servicer may, in accordance with its Customary Servicing Practices: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

4	2025-1 Sale & Servicing Agreement

(c)             Maintenance of and Access to Records. The Servicer will maintain each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.5). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer.

(d)             Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

(e)             Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f)             Custodian’s Indemnification. Subject to Section 6.2, the Servicer as custodian will indemnify the Issuer and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by, or asserted against the Issuer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer will not be liable (i) to the Issuer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Issuer or (ii) to the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with due care any Certificate of Title or other document released to the Indenture Trustee or the Indenture Trustee’s agent or designee pursuant to Section 2.5(d).

5	2025-1 Sale & Servicing Agreement

(g)             Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section. If VCI resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the Noteholders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Outstanding Notes, in the same manner as the Indenture Trustee or such Noteholders may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the Indenture Trustee (or, at the direction of the Indenture Trustee, to its agent) the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, as custodian, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that such copy delivered to the Indenture Trustee or the Indenture Trustee’s agent becomes the authoritative copy of the Receivable constituting electronic chattel paper.

ARTICLE III

administration and servicing of receivables and trust property

SECTION 3.1          Duties of Servicer.

(a)             The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices or payment coupons to Obligors, reporting any required tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. No payments or disbursements shall be made by the Servicer on behalf of the Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

6	2025-1 Sale & Servicing Agreement

(b)             The Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor, a Financed Vehicle or an Insurance Policy. If the Servicer commences a legal proceeding to enforce a Receivable or an Insurance Policy, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable or Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, reasonably requested by the Seller to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

(c)             The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1, and, in any case, in a manner which the Indenture Trustee reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

SECTION 3.2          Collection of Receivable Payments.

(a)             The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. Subject to Section 3.5, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Payment Date of any Notes issued under the Indenture or (ii) reduces the Contract Rate or Outstanding Principal Balance with respect to any Receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, it will promptly purchase such Receivable in the manner provided in Section 3.6 if such change in the Receivable would materially and adversely affect the interests of the Issuer or the Noteholders in such Receivable. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions other than as set forth in Section 4.3(c). Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

7	2025-1 Sale & Servicing Agreement

(b)             Subject to the proviso of the second sentence of Section 3.2(a), the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(c)             Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and depositing the full Outstanding Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

(d)             Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Servicer’s Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than the Servicer’s Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Servicer’s Customary Servicing Practices.

SECTION 3.3          Realization Upon Receivables. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer will follow such Customary Servicing Practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any Dealer and selling the Financed Vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer, in its sole discretion, may in accordance with its Customary Servicing Practices sell any Receivable’s deficiency balance. Net proceeds of any such sale allocable to the Receivable will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Receivable free from any Lien or other interest of the Issuer or the Indenture Trustee.

8	2025-1 Sale & Servicing Agreement

SECTION 3.4          Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary and available to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

SECTION 3.5          Covenants of Servicer. Unless required by law or court order, the Servicer will not release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (b) in connection with repossession or (c) except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

SECTION 3.6          Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 3.2, 3.3, 3.4 or 3.5 with respect to any Receivable which materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. The Indenture Trustee need not investigate the facts stated in a Servicer’s Certificate delivered in accordance with the foregoing sentence. If the breach materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, then the Servicer shall either (a) correct or cure such breach or (b) purchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on such date of purchase (or, if the Servicer elects, an earlier date). Upon payment of such Repurchase Price by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable and related Purchased Assets purchased pursuant hereto. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee.

9	2025-1 Sale & Servicing Agreement

SECTION 3.7          Servicing Fee. On each Payment Date, the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the Collection Account and the Principal Distribution Account during each Collection Period.

SECTION 3.8          Servicer’s Certificate.

(a)             On or before the Determination Date preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent, with a copy to each of the Rating Agencies, a Servicer’s Certificate containing all information necessary to make the payments, transfers and distributions pursuant to Sections 4.3 and 4.4 on such Payment Date (and, if applicable, Section 5.4 of the Indenture), together with the written statements to be furnished by the Indenture Trustee to the Noteholders pursuant to Section 4.6 hereof and Section 6.6 of the Indenture. At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic or hard copy format.

(b)             Benchmark Replacement; Benchmark Replacement Conforming Changes. Upon receipt of notice from the Administrator of the determination of a Benchmark Replacement and/or the making of any Benchmark Replacement Conforming Changes, the Servicer shall include in the Servicer’s Certificate any information regarding the Benchmark Replacement, the Benchmark Replacement Date and any such Benchmark Replacement Conforming Changes provided by the Administrator.

SECTION 3.9          Annual Officer’s Certificate; Notice of Servicer Replacement Event.

(a)             The Servicer will deliver to the Issuer with a copy to the Indenture Trustee, on or before March 30 of each calendar year, beginning on March 30, 2026, an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.

(b)             The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, the Administrator and each Rating Agency promptly after having obtained knowledge thereof, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Replacement Event. Except to the extent set forth in this Section 3.9(b) and Sections 7.2 and 9.22 of this Agreement and Section 3.12 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

(c)             The Servicer will deliver to the Issuer, on or before March 30 of each year, beginning on March 30, 2026, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, and shall address the Servicing Criteria specified in Exhibit C or such other criteria as mutually agreed upon by the Seller and the Servicer, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

10	2025-1 Sale & Servicing Agreement

SECTION 3.10          Annual Registered Public Accounting Firm Attestation. On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending 2025, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Issuer, with a copy to the Indenture Trustee, the Servicer, and the Seller, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

The Servicer, however, shall not be obligated to add as an addressee or reliance party with respect to any report described above any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

SECTION 3.11          Servicer Expenses. The Servicer shall pay all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder and under the Transaction Documents, including fees, expenses, indemnities and disbursements of the Indenture Trustee and the Owner Trustee (as more fully described in Section 6.7 of the Indenture and Sections 8.1 and 8.2 of the Trust Agreement) under the Transaction Documents, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholder.

SECTION 3.12          1934 Act Filings. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

SECTION 3.13          Noteholder Communication.

(a)             An Investor may send a request to the Seller at any time notifying the Seller that such Investor would like to communicate with other Investors with respect to an exercise of their rights under the terms of the Transaction Documents. Each request must include (i) the name of the Investor making the request, (ii) a statement to the effect that such Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the Transaction Documents and (iii) a description of the method other Investors may use to contact the requesting Investor. Additionally, in the case of a requesting Note Owner, the Seller may require such Note Owner to provide Verification Documents. An Investor that delivers a request under this Section 3.13 will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Investors relates solely to a possible exercise of rights under the Transaction Documents and will not be used for other purposes.

11	2025-1 Sale & Servicing Agreement

(b)             The Seller shall include in each monthly distribution report on Form 10-D any request that complies with the requirements of Section 3.13(a) hereof received during the related Collection Period from an Investor to communicate with other Investors related to the Investors exercising their rights under the terms of the Transaction Documents. The Seller shall include in any such monthly distribution report on Form 10-D (i) the name of the Investor making the request, (ii) the date that the request was received, (iii) a statement to the effect that the Issuer has received a request from such Investor stating that such Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the Transaction Documents and (iv) a description of the method other Investors may use to contact the requesting Investor.

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS; STATEMENTS TO THE certificateholder AND THE noteHOLDERs

SECTION 4.1         Establishment of Accounts.

(a)             The Servicer shall cause to be established:

(i)	For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be initially established by and maintained with the Intermediary. No checks shall be issued, printed or honored with respect to the Collection Account.

(ii)	For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be initially established by and maintained with the Intermediary and which may be a sub-account of the Collection Account. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.

(iii)	For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be initially established by and maintained with the Intermediary. No checks shall be issued, printed or honored with respect to the Reserve Account.

(b)             Funds on deposit in the Collection Account, the Reserve Account and the Principal Distribution Account (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee in Permitted Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided, that it is understood and agreed that neither the Servicer, the Indenture Trustee nor the Issuer shall be liable for any loss arising from such investment in Permitted Investments. All such Permitted Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Noteholders; provided, that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account and the Principal Distribution Account shall be distributed to the Servicer and shall not be available to pay the distributions provided for in Section 4.4. All investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available on the next Payment Date. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Permitted Investment and the Servicer directs the Indenture Trustee in writing to dispose of such Permitted Investment.

12	2025-1 Sale & Servicing Agreement

(c)            The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Indenture Trustee (unless such Trust Account is an account with the Indenture Trustee) in writing and within ten Business Days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account.

(d)            With respect to the Trust Account Property, the parties hereto agree that:

(i)	any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii)	any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii)	any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof;

(iv)	any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

13	2025-1 Sale & Servicing Agreement

(v)	to the extent any Trust Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed solely by the law of the State of New York, the Indenture Trustee has control within the meaning of Section 8-106(d)(2) of the UCC, and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and such institution acting as securities intermediary shall have at the time of entry of the account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.

(e)           The Indenture Trustee, to the extent it is acting in the capacity of Intermediary with respect to Trust Account Property, represents, warrants and covenants that:

(i)	it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention;

(ii)	pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the Indenture Trustee as securities intermediary is the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and

(iii)	the Indenture Trustee has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America engaged in a business or other regular activity of maintaining securities account.

(f)             To the extent that there are any other agreements with the Indenture Trustee governing the Trust Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

14	2025-1 Sale & Servicing Agreement

(g)             Except for the Collection Account, the Reserve Account and the Principal Distribution Account, there are no accounts required to be maintained under the Transaction Documents.

SECTION 4.2          Remittances. The Servicer shall deposit an amount equal to all Collections into the Collection Account within two Business Days after identification; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until 11:00 a.m., New York City time, on the following Payment Date, provided, further, that if the Collection Account is not maintained at the Indenture Trustee or the Intermediary, then deposits into the Collection Account shall be made on the Business Day preceding each Payment Date (so long as the Monthly Remittance Condition is met). The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) VCI is the Servicer, (ii) no Servicer Replacement Event has occurred and is continuing and (iii) either (x) VCI has a short-term debt rating of at least “P-1” from Moody’s and “F1” from Fitch or (y) an entity with such ratings has guaranteed the obligations of VCI under this Agreement. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 4.3          Additional Deposits and Payments; Servicer Advances.

(a)             On or prior to each Payment Date, the Servicer and the Seller will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased by the Servicer or the Seller, respectively, on such Payment Date or during the related Collection Period and the Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 8.1 in connection with the Optional Purchase. All such deposits with respect to a Payment Date will be made, in immediately available funds by 11:00 a.m., New York City time, on such Payment Date.

(b)             The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amounts in the Collection Account in accordance with the Servicer’s Certificate.

(c)             On each Payment Date, the Servicer may in its sole discretion deposit into the Collection Account prior to 11:00 a.m., New York City time, an advance in an amount equal to the lesser of (a) any shortfall in the amounts available to make the payments in clauses first through fifth of Section 4.4(a) and (b) the aggregate scheduled monthly payments due on Receivables but not received during and prior to the related Collection Period (an “Advance”); provided, however, that the Servicer shall not be obligated to make any Advances. No Advances will be made with respect to Defaulted Receivables.

(d)             The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amount in the Collection Account in accordance with the Servicer’s Certificate.

15	2025-1 Sale & Servicing Agreement

(e)             On the Closing Date the Seller will deposit, or cause to be deposited from proceeds of the sale of the Notes, into the Reserve Account an amount equal to the Initial Reserve Account Deposit Amount.

SECTION 4.4          Distributions.

(a)            Prior to any acceleration of the Notes pursuant to Section 5.2 of the Indenture, on each Payment Date, the Indenture Trustee (based on information contained in, and as directed by, the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.8) shall make the following deposits and distributions, to the extent of Available Funds, Advances made on such Payment Date pursuant to Section 4.3(c) and the Reserve Account Draw Amount, on deposit in the Collection Account for such Payment Date, in the following order of priority:

(i)	first, to the Servicer (or any predecessor Servicer, if applicable) for reimbursement of all outstanding Advances;

(ii)	second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;

(iii)	third, pro rata, to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, fees and expenses (including indemnification amounts) due and owing under the Trust Agreement, the Indenture and the Asset Representations Review Agreement, as applicable, which have not been previously paid, provided, that the amounts payable pursuant to this clause shall be limited to $275,000 per annum in the aggregate;

(iv)	fourth, to the Noteholders, the Accrued Note Interest for the related Interest Period; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amounts available will be applied to the payment of such interest on the Notes on a pro rata basis based on the amount of interest owing;

(v)	fifth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.2(c) of the Indenture, the Principal Distribution Amount;

(vi)	sixth, to the Reserve Account, any additional amounts required to increase the amount on deposit in the Reserve Account up to the Specified Reserve Account Balance;

(vii)	seventh, pro rata, to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, all amounts due pursuant to clause third above to the extent not paid in such clause; and

(viii)	eighth, to or at the direction of the Certificateholder, any funds remaining.

16	2025-1 Sale & Servicing Agreement

Notwithstanding any other provision of this Section 4.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

(b)             Upon and after any distribution to the Certificateholder of any amounts, the Noteholders shall not have any rights in, or claims to, those amounts. After the payment in full of the Notes and all other amounts payable under Section 4.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Certificateholder.

SECTION 4.5          Net Deposits. If the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account only the net amount distributable to Persons other than the Servicer and its Affiliates on the Payment Date. The Servicer shall, however, account as if all of the deposits and distributions described herein were made individually.

SECTION 4.6          Statements to Certificateholder and Noteholders. On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent (with a copy to each Rating Agency and the Issuer), and on each Payment Date the Indenture Trustee shall forward (or make available on its website, as described below) to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a)            the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b)            the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance in each case after giving effect to payments on such Payment Date;

(c)             (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d)            the Principal Distribution Amount for such Payment Date;

(e)            the Net Pool Balance and the Note Factor as of the close of business on the last day of the preceding Collection Period;

(f)             the number of, and aggregate amount of monthly principal and interest payments due on, the related Receivables which are delinquent as of the end of the related Collection Period;

17	2025-1 Sale & Servicing Agreement

(g)            the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees;

(h)            the amount of the Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(i)             the aggregate Repurchase Price with respect to Repurchased Receivables paid by (i) the Servicer and (ii) the Seller with respect to the related Collection Period;

(j)             the amount of Advances, if any, on such Payment Date;

(k)            the amount of Collections for the related Collection Period;

(l)             the aggregate amount of proceeds received by the Servicer, net of reimbursable out-of-pocket expenses, in respect of a Receivable which is a Defaulted Receivable;

(m)            the number and outstanding balance of Receivables for which the related Financed Vehicle has been repossessed;

(n)            the amount remaining of any Yield Supplement Overcollateralization Amount, credit, or liquidity enhancement, if applicable;

(o)            the Delinquency Percentage for the related Collection Period;

(p)            the Delinquency Trigger for such Payment Date;

(q)            any SOFR Adjustment Conforming Changes; and

(r)             if a Benchmark Transition Event occurs, the Benchmark Replacement Date, the Benchmark Replacement and the Benchmark Replacement Conforming Changes for the Class A-2-B Notes for the related Interest Period.

Each amount set forth pursuant to paragraph (a) or (g) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Indenture Trustee shall make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 4.6. Any information that is disseminated in accordance with the provisions of this Section 4.6 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

18	2025-1 Sale & Servicing Agreement

The Indenture Trustee’s internet website shall be initially located at www.sf.citidirect.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address of or means of access to the Internet website where the reports are accessible.

SECTION 4.7          No Duty to Confirm. The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

ARTICLE V

THE SELLER

SECTION 5.1          Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)             Existence and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as it is now conducted. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b)             Authorization and No Contravention. The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited liability company action on the part of the Seller and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c)             No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

19	2025-1 Sale & Servicing Agreement

(d)             Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e)             Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f)             No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g)             State of Organization; Name; No Changes. The Seller’s state of organization is the State of Delaware. The Seller’s exact legal name is Volkswagen Auto Lease/Loan Underwritten Funding, LLC. Seller has not changed its name whether by amendment of its limited liability company agreement, by reorganization or otherwise, and has not changed its state of organization, within the four months preceding the Closing Date.

(h)             Assignment. The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer.

(i)             Security Interests. The Seller has not authorized the filing of any financing statements against the Seller that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

20	2025-1 Sale & Servicing Agreement

SECTION 5.2          Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

(a)             The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(b)             The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(c)             Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(d)             The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(d) and the terms of this Section 5.2(d) may be enforced by an action for specific performance. The provisions of this Section 5.2(d) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

21	2025-1 Sale & Servicing Agreement

SECTION 5.3          Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller is a party, (iii) succeeding to the business of the Seller or (iv) of which Volkswagen AG owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Seller enters into any of the foregoing transactions and is not the surviving entity, (x) the Seller shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 5.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. The Seller will provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 5.3 will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii) or (iii) of this Section 5.3 in which the Seller is not the surviving entity.

SECTION 5.4          Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 5.5          Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 5.6          Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

22	2025-1 Sale & Servicing Agreement

SECTION 5.7          Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

ARTICLE VI

THE SERVICER

SECTION 6.1          Representations of Servicer. The Servicer makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)             Existence and Power. The Servicer is a corporation validly existing and in good standing under the laws of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b)             Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of the Servicer and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents).

(c)             No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d)             Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

23	2025-1 Sale & Servicing Agreement

(e)             No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f)             Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or error and omissions policy.

SECTION 6.2          Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a)             The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b)             The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligor and for which reimbursement would constitute recourse for uncollectible Receivables.

(c)             The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 3.6.

(d)             The Servicer will compensate and indemnify the Owner Trustee to the extent and subject to the conditions set forth in Sections 8.1 and 8.2 of the Trust Agreement. The Servicer will compensate and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture, except to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a successor Servicer hereunder.

24	2025-1 Sale & Servicing Agreement

(e)             Indemnification under this Section 6.2 by VCI (or any successor thereto pursuant to Section 7.1) as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and the Trust Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest. The indemnification obligations of VCI under the first sentence of this Section 6.2(d) shall survive the resignation and removal of VCI as Servicer.

SECTION 6.3          Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer is a party, (iii) succeeding to the business of the Servicer or (iv) of which Volkswagen AG owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Servicer enters into any of the foregoing transactions and is not the surviving entity, (x) the Servicer shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests. The Servicer will provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies.

SECTION 6.4          Limitation on Liability of Servicer and Others.

(a)             Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

25	2025-1 Sale & Servicing Agreement

(b)             Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholder under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.

SECTION 6.5          Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 6.5, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 6.6          VCI Not to Resign as Servicer. Subject to the provisions of Sections 6.3 and 6.5, VCI shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of VCI will be communicated to the Issuer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has (i) assumed the responsibilities and obligations of VCI as Servicer and (ii) provided in writing the information reasonably requested by the Seller to comply with its reporting obligation under the Exchange Act with respect to a replacement Servicer.

SECTION 6.7          Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

26	2025-1 Sale & Servicing Agreement

ARTICLE VII

REPLACEMENT OF SERVICER

SECTION 7.1          Replacement of Servicer.

(a)             If a Servicer Replacement Event shall have occurred and be continuing, the Indenture Trustee shall, at the direction of Holders of at least 66 2/3% of the aggregate outstanding principal balance of the Outstanding Notes, by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator and the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Receivables, the Indenture Trustee shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination the predecessor Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the predecessor Servicer ceases to act as Servicer in accordance with this Section, the Indenture Trustee without further action will automatically be appointed the successor Servicer; provided, however, that the Indenture Trustee, as successor Servicer shall not be responsible, in its individual capacity, for the fees and expenses of the Indenture Trustee, Owner Trustee, Issuer, any custodian, the Administrator, Independent accountants or expenses incurred in connection with the distribution and reports to the Noteholders. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal balance of not less than $50,000,000.

(b)             Noteholders holding not less than a majority of the aggregate outstanding principal balance of the Outstanding Notes may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto.

(c)             If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer. All reasonable costs and expenses incurred in connection with transferring the Receivable Files to the successor Servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor Servicer related to the performance by the Servicer hereunder will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

27	2025-1 Sale & Servicing Agreement

(d)             Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 7.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 6.2(e). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement, except as set forth in Section 7.1(a).

(e)             In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

(f)             The predecessor Servicer shall be entitled to receive reimbursement for any outstanding Advances made with respect to the Receivables to the extent funds are available therefor in accordance with Section 4.4.

SECTION 7.2          Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee will give prompt written notice thereof to the Owner Trustee, the Issuer, the Administrator, the Asset Representations Reviewer and to the Noteholders at their respective addresses of record.

ARTICLE VIII

OPTIONAL PURCHASE

SECTION 8.1          Optional Purchase of Trust Estate. If VCI is the Servicer, then the Servicer shall have the right at its option (the “Optional Purchase”) to purchase the Trust Estate (other than the Reserve Account) from the Issuer on any Payment Date if the Net Pool Balance as of the last day of the related Collection Period is less than or equal to 10% of the Net Pool Balance as of the Cut-Off Date. The purchase price for the Trust Estate (other than the Reserve Account) shall equal the aggregate outstanding principal balance of the Notes plus accrued and unpaid interest thereon (after giving effect to all distributions pursuant to Section 4.4(a) on that Payment Date) at the applicable Interest Rate up to but excluding the Redemption Date (the “Optional Purchase Price”), which amount shall be deposited by the Servicer into the Collection Account on the Redemption Date. If VCI, as Servicer, exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

28	2025-1 Sale & Servicing Agreement

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1          Amendment.

(a)             Any term or provision of this Agreement may be amended by the Seller and the Servicer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)	the Seller or the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

(ii)	the Seller or the Servicer delivers an Officer’s Certificate of the Seller or Servicer, respectively, to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii)	the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(b)             This Agreement (including Appendix A) may also be amended from time to time by Seller, Servicer and the Indenture Trustee, with the consent of the Noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the Outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the aggregate outstanding principal balance of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which were required to consent to such matter before giving effect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)             Prior to the execution of any such amendment, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Servicer (i) shall furnish a copy of such amendment to each Rating Agency and the Indenture Trustee and (ii) if this Agreement is amended in accordance with clauses (i) or (ii) of Section 9.1(a), shall furnish a copy of such Opinion of Counsel or Officer’s Certificate, as the case may be, to each of the Rating Agencies.

29	2025-1 Sale & Servicing Agreement

(d)             Prior to the execution of any amendment to this Agreement, the Seller, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

(e)             Notwithstanding anything under this Section 9.1 of this Agreement or in any other Transaction Document to the contrary, to the extent permitted by the TIA, this Agreement (including Appendix A) may be amended by the Seller and Servicer without the consent of the Indenture Trustee, the Issuer, the Owner Trustee, any Noteholder or any other Person and without satisfying any other provision in this Section 9.1 or any other Transaction Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the rights, indemnities or obligations of the Owner Trustee or the Indenture Trustee without the Owner Trustee’s or the Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

SECTION 9.2          Protection of Title.

(a)             The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of the Issuer or the Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above.

(b)             None of the Issuer, the Seller or the Servicer shall change its name, identity, organizational structure or jurisdiction of organization in any manner that would make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above “seriously misleading” within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC, unless it shall have given the Issuer and the Indenture Trustee at least five days’ prior written notice thereof and, to the extent necessary, has promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance).

30	2025-1 Sale & Servicing Agreement

(c)             The Seller shall give the Issuer and the Indenture Trustee at least five days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(d)             The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)             The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full, repurchased by the Seller pursuant to Section 2.4 hereof, repurchased by VCI pursuant to Section 3.4 of the Purchase Agreement or purchased by the Servicer in accordance with Section 3.6 hereof.

(f)             If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g)             The Servicer, upon receipt of reasonable prior notice, shall permit the Indenture Trustee, the Owner Trustee and their respective agents at any time during normal business hours to inspect, audit and, to the extent permitted by applicable law, make copies of and abstracts from Servicer’s (or any Sub-Servicer’s) records regarding any Receivable.

(h)             Upon request, the Servicer shall furnish to the Issuer or to the Indenture Trustee, within 30 Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Issuer, together with a reconciliation of such list to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Issuer.

31	2025-1 Sale & Servicing Agreement

SECTION 9.3          Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 9.4          Transfers Intended as Sale; Security Interest.

(a)            Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of the representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b)            Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i)	This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)	The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii)	The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)	Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

32	2025-1 Sale & Servicing Agreement

SECTION 9.5          Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or by electronic mail, and addressed in each case as set forth on Schedule II hereto or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 9.6          Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.7          Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 9.8          Counterparts. This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.9          Waivers. No failure or delay on the part of the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

33	2025-1 Sale & Servicing Agreement

SECTION 9.10          Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 9.11          Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 9.12          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 9.13          Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event that the Issuer shall fail to exercise the same.

SECTION 9.14          No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.15          Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

34	2025-1 Sale & Servicing Agreement

SECTION 9.16          Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)             submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)             consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)             agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.5;

(d)             agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)             to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 9.17          Limitation of Liability.

(a)             Notwithstanding anything contained herein to the contrary, (a) this Agreement has been executed and delivered by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only, and is only binding on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has made no investigation and shall make no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any other related documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. For the purposes of this Agreement, in the performance of any duty or obligation on behalf of the Issuer hereunder, the Owner Trustee shall be entitled to all rights, protections, indemnities, and immunities in the Trust Agreement.

35	2025-1 Sale & Servicing Agreement

(b)             Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

SECTION 9.18          Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Certificateholder and their respective successors and permitted assigns and the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 9.19          Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 9.20          Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

SECTION 9.21          Information to be Provided by the Indenture Trustee.

(a)             For so long as the Seller is filing reports under the Exchange Act with respect to the Issuer, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Seller, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Seller; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

36	2025-1 Sale & Servicing Agreement

(b)             As soon as available but no later than March 15 of each calendar year for so long as the Seller is filing reports with respect to the Issuer under the Exchange Act, commencing on March 15, 2026, the Indenture Trustee shall:

(i)               deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit C or such other criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii)              cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Issuer’s filing of Exchange Act Form 10-K that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Seller pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)             deliver to the Seller and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Seller substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Seller and the Indenture Trustee; and

(iv)             notify the Seller in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c)             The Indenture Trustee, to the extent the Indenture Trustee has received any such repurchase or replacement request, no later than the 5th Business Day after the last day of each calendar month, provide notice to the Seller and the Servicer (each, a “VW Party” and, collectively, the “VW Parties”), in a form to be mutually agreed upon by the Servicer and the Indenture Trustee, of the request or any requests of (i) all demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable and (ii) any actions taken by the Indenture Trustee with respect to such demand communicated to the Indenture Trustee in respect of any Receivables. In addition, the Indenture Trustee shall, upon written request of either VW Party, at any time such VW Party reasonable feels necessary, provide notification to the VW Parties with respect to any actions taken by the Indenture Trustee as soon as practicable and in any event within five Business Days of receipt of such request.

37	2025-1 Sale & Servicing Agreement

(d)             The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Seller for information regarding the Indenture Trustee which is required in order to enable the Seller to comply with the provisions of Item 1117 of Regulation AB.

(e)             Except to the extent disclosed by the Indenture Trustee in subsection (f) or (g) below, the Indenture Trustee shall be deemed to have represented to the Seller on the first day of each Collection Period with respect to the prior Collection Period that, to the best of its knowledge, there were no legal or governmental proceedings pending (or known to be contemplated) against Citibank, N.A. or any property of Citibank, N.A. that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(f)             The Indenture Trustee shall, as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to any information regarding the Indenture Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Seller, in writing, such updated information.

(g)             The Indenture Trustee shall deliver to the Seller on or before March 15 of each year, beginning with March 15, 2026 (or, if such day is not a Business Day, the next succeeding Business Day), a certificate of a representative of the Indenture Trustee with respect to the immediately preceding calendar year certifying, on behalf of the Indenture Trustee, that except to the extent otherwise disclosed in writing to Seller, to the best of his or her knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Citibank, N.A. or any property of Citibank, N.A., that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

SECTION 9.22          Form 8-K Filings. So long as the Seller is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify the Seller, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Seller or the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

SECTION 9.23          Indemnification. Citibank, N.A. shall indemnify the Seller, each Affiliate of the Seller and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

38	2025-1 Sale & Servicing Agreement

(a)             (i) any untrue statement of a material fact contained or alleged to be contained in the Servicing Criteria assessment and any other information required to be provided by Citibank, N.A., to the Seller or its affiliates under Sections 9.21 (excluding clause (b)(ii) of Section 9.21) or 9.22 (such information, the “Provided Information”), or (ii) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the related information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(b)             any failure by Citibank, N.A. to deliver any Servicing Criteria assessment, information, report, certification, accountants’ letter or other material when and as required under Sections 9.21 and 9.22; provided, however, for the avoidance of doubt, this provision shall exclude the accountants’ report described in clause (b)(ii) of Section 9.21.

Notwithstanding anything to the contrary contained herein, in no event shall Citibank, N.A. be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if Citibank, N.A. has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.24          Dispute Resolution.

(a)             If the Seller, the Issuer or the Indenture Trustee (at the direction of an Investor pursuant to Section 7.4 of the Indenture) (the “Requesting Party”) requests that VCI or the Seller repurchase any Receivable pursuant to Section 3.4 of the Purchase Agreement or Section 2.4 hereof (the party or parties requesting to repurchase a receivable, the “Requested Party” or “Requested Parties”), as applicable, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by VCI or the Seller, as applicable, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 9.24. If the Requesting Party is the Indenture Trustee acting at the direction of an Investor, such Investor shall make all decisions related to mediation or arbitration. VCI will inform the Requesting Party in writing upon a determination by VCI that a Receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the Issuer on Form 10-D for the Collection Period in which such Receivables were repurchased  will include disclosure of such repurchase.  A failure of VCI to inform the Requesting Party that a Receivable subject to a demand will be repurchased  within 180 days of the receipt of notice of the request shall be deemed to be a determination by VCI that no repurchase of that Receivable due to a breach of Section 3.4 of the Purchase Agreement is required.

39	2025-1 Sale & Servicing Agreement

(b)           The Requesting Party shall provide notice in accordance with the provisions of Section 9.5 of its intention to refer the matter to mediation or arbitration, as applicable, to the Requested Parties, with a copy to the Issuer and the Indenture Trustee. Each of VCI and the Seller agree that such Person shall participate in the resolution method selected by the Requesting Party to the extent such Person is a Requested Party. The Requested Party shall provide notice to the Seller and the Issuer that the Requested Party has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Seller, the Issuer and the Indenture Trustee shall advise the Requesting Party and the Requested Party of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding.

(c)           A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 9.24 with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that Receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial Requesting Party is the Indenture Trustee (at the direction of one or more Investors), any decisions related to the mediation or arbitration will be made by such Investors holding a majority of the Note Balance of all of the Outstanding Notes.

(d)           If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)             The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)            The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)           The mediator shall be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(e)            If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)             The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)             The arbitrator shall be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

40	2025-1 Sale & Servicing Agreement

(iii)            The arbitrator shall make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator shall resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Requested Party shall not be required to pay more than the applicable Repurchase Price with respect to any receivable which such Requested Party is required to repurchase under the terms of the Purchase Agreement or this Agreement, as applicable. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv)           No person may bring a putative or certified class action to arbitration.

(f)            The following provisions will apply to both mediations and arbitrations:

(i)             Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Requested Parties.

(ii)            Notwithstanding this dispute resolution provision, the parties shall have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

(iii)            The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 9.24, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties' attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 9.24) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Requested Party, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 9.24, and the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

41	2025-1 Sale & Servicing Agreement

SECTION 9.25          Cooperation with Voting. Each of VCI, the Seller and the Issuer hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.5 of the Indenture.

SECTION 9.26          Electronic Signatures and Transmission.

(a)             For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)             Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

[Remainder of Page Intentionally Left Blank]

42	2025-1 Sale & Servicing Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, as Seller

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	President and Head of Securitization

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

VW CREDIT, INC., as Servicer

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	Assistant Treasurer

VW CREDIT, INC., in its individual capacity solely with respect to Section 6.2(d) and Section 9.24 hereof:

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	Assistant Treasurer

S-1	2025-1 Sale & Servicing Agreement

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2025-1, as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jose A. Galarza
Name: Jose A. Galarza
Title: Vice President

S-2	2025-1 Sale & Servicing Agreement

Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Senior Trust Officer

S-3	2025-1 Sale & Servicing Agreement

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables.

Each Receivable:

(i)             has been fully executed by the Obligor thereto;

(ii)            has either (A) been originated by a Dealer located in the United States to finance the sale by a Dealer of the related Financed Vehicle and has been purchased by the Originator or (B) has been originated or acquired by the Originator;

(iii)           as of the Closing Date is secured by a first priority perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv)           contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor;

(v)            provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first and last payments may be different but in no event more than three times the level monthly payment;

(vi)           provides for interest at the Contract Rate specified in the Schedule of Receivables; and

(vii)          was denominated in Dollars.

(b)             Individual Characteristics. Each Receivable has the following individual characteristics as of the Cut-Off Date:

(i)             each Receivable is secured by a new or used automobile, minivan or sport utility vehicle;

(ii)            each Receivable has a Contract Rate of no less than 0.00%;

(iii)           each Receivable had an original term to maturity of not more than 75 months and not less than 12 months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of 3 months or more;

(iv)           each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of greater than or equal to $1,000;

(v)            no Receivable has a scheduled maturity date later than December 15, 2030;

Schedule I-1	Schedule I to the Sale and Servicing Agreement

(vi)           no Receivable was more than 30 days past due as of the Cut-Off Date;

(vii)          as of the Cut-Off Date, no Receivable was noted in the records of VCI or the Servicer as being the subject of any pending bankruptcy or insolvency proceeding;

(viii)         no Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle; and

(ix)           each Receivable is a Simple Interest Receivable.

(c)           Compliance with Law. The Receivable complied, at the time it was originated or made, in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

(d)           Binding Obligation. The Receivable constitutes the legal and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects, subject as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other laws and equitable principles, consumer protection laws and the Servicemembers Civil Relief Act.

(e)           Receivable in Force. As of the Cut-Off Date, neither the Seller’s nor the Servicer’s records related to the Receivable indicate that such Receivable has been satisfied, subordinated or rescinded or that the related Financed Vehicle been released from the lien granted by such Receivable in whole or in part.

(f)            No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable as of the Cut-Off Date.

(g)           Insurance. The Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

(h)           No Government Obligor. The Obligor on the Receivable is not listed on VCI’s records as the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(i)            Assignment. The terms of the Receivable do not prohibit the sale, transfer or assignment of such Receivable or the grant of a security interest in such Receivable under the Indenture.

(j)            Good Title. Immediately prior to the transfers and assignments herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien that will be released prior to the assignment of such Receivable hereunder), and, immediately upon the transfer thereof to the Issuer, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens except Permitted Liens.

Schedule I-2	Schedule I to the Sale and Servicing Agreement

(k)             Receivable Files. There is only one original executed copy of each “tangible record” constituting or forming a part of such Receivable that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of such Receivable that is electronic chattel paper. The Receivable Files that constitute or evidence such Receivable do not have any marks or notations indicating that the Receivable has been pledged, assigned or otherwise conveyed by the Seller to any Person other than a party to the Transaction Documents.

(l)             No Defenses. The Seller’s and the Servicer’s FiServ electronic data warehouse containing records related to the Receivables do not reflect any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, in writing by any Obligor with respect to any Receivable.

(m)             No Repossession. As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.

Schedule I-3	Schedule I to the Sale and Servicing Agreement

SCHEDULE II

NOTICE ADDRESSES

If to the Issuer:

c/o U.S. Bank Trust National Association

1011 Centre Road, Suite 203

Wilmington, DE 19805

Attention: Structured Finance/VALET 2025-1

with a copy to

U.S. Bank Trust National Association

190 S. LaSalle Street, Seventh Floor

Chicago, Illinois 60603

Attention: Structured Finance/VALET 2025-1

and with copies to the Administrator, VCI, and the Indenture Trustee

If to the Owner Trustee:

c/o U.S. Bank Trust National Association

1011 Centre Road, Suite 203

Wilmington, DE 19805

Attention: Structured Finance/VALET 2025-1

with a copy to

U.S. Bank Trust National Association

190 S. LaSalle Street, Seventh Floor

Chicago, Illinois 60603

Attention: Structured Finance/VALET 2025-1

If to the Indenture Trustee:

Citibank, N.A.,

388 Greenwich St.

New York, New York 10013

Attention: Agency & Trust – VALET 2025-1

If to the Intermediary:

Citibank, N.A.,

388 Greenwich St.

New York, New York 10013

Attention: Agency & Trust – VALET 2025-1

Schedule II-1	Schedule II to the Sale and Servicing Agreement

If to the Purchaser:

Volkswagen Auto Lease/Loan Underwritten Funding, LLC
1950 Opportunity Way, Suite 1500
Reston, Virginia 20190
(telecopier no. (703) 364-7077)
Attention: Treasurer

If to the Servicer:
VW Credit, Inc.
1950 Opportunity Way, Suite 1500
Reston, Virginia 20190
(telecopier no. (703) 364-7077)
Attention: Treasurer

with a copy to VCI

If to VCI:
VW Credit, Inc.
1950 Opportunity Way, Suite 1500
Reston, Virginia 20190
(telecopier no. (703) 364-7077)
Attention: Treasurer

with a copy to:

VW Credit, Inc.
1950 Opportunity Way, Suite 1500
Reston, Virginia 20190
(telecopier no. (703) 364-7077)
Attention: General Counsel

If to Moody’s:

Moody’s Investors Service, Inc.

100 Broadway

New York, New York 10005

If to Fitch:

Fitch Ratings, Inc.
300 W. 57th Street
New York, NY 10019
Fax no.: (212) 514-9879
Attention: Asset Backed Surveillance

If to the Asset Representations Reviewer:

Via email: ARRNotices@clayton.com

Schedule II-2	Schedule II to the Sale and Servicing Agreement

With a copy to:

Clayton Fixed Income Services LLC
720 S. Colorado Blvd., Suite 200

Glendale, Colorado 80246

Attention: Legal Department

Email: legal@covius.com

Schedule II-3	Schedule II to the Sale and Servicing Agreement

EXHIBIT A

FORM OF ASSIGNMENT PURSUANT TO SALE AND SERVICING AGREEMENT

For value received, in accordance with the Sale and Servicing Agreement (the “Agreement”), dated as of March 25, 2025, between Volkswagen Auto Loan Enhanced Trust 2025-1, a Delaware statutory trust (the “Issuer”), Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company (the “Seller”), VW Credit, Inc., a Delaware corporation (“VCI”), and Citibank, N.A., a national banking association (the “Indenture Trustee”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby transfer, assign, set over, sell and otherwise convey to the Issuer on March 25, 2025, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, together with all of Seller’s rights under the Purchase Agreement and all proceeds of the foregoing; which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the Originator to the Obligors, the Dealers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank.]

A-1	Exhibit A to the Sale and Servicing Agreement

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

By:
Name:
Title:

By:
Name:
Title:

A-2	Exhibit A to the Sale and Servicing Agreement

EXHIBIT B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants and covenants to the Issuer and the Indenture Trustee as follows on the Closing Date:

General

1.             The Sale and Servicing Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

2.             The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts,” “instruments,” or “general intangibles,” within the meaning of the UCC.

3.             Immediately prior to the sale, assignment and transfer thereof pursuant to this Agreement, each Receivable was secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4.             Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

5.             The Originator has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6.             The Seller has caused or will have caused, within ten days after the effective date of the Sale and Servicing Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to Issuer, and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

B-1	Exhibit B to the Sale and Servicing Agreement

7.             With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i)  All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee;

(ii)  Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer, in its capacity as custodian, is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee as pledgee of the Issuer; or

(iii)  The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee as pledgee of the Issuer.

Priority

8.             Neither the Seller nor VCI has authorized the filing of, or is aware of, any financing statements against either the Seller or VCI that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by VCI to the Seller under the Purchase Agreement, (ii) relating to the security interest granted to the Issuer hereunder or (iii) that has been terminated.

9.             Neither the Seller nor VCI is aware of any material judgment, ERISA or tax lien filings against either the Seller or VCI.

10.             Neither VCI nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.             None of the instruments, tangible chattel paper or electronic chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12.             Notwithstanding any other provision of the Sale and Servicing Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

B-2	Exhibit B to the Sale and Servicing Agreement

No Waiver

13.             The Servicer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Exhibit B, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Servicer to Maintain Perfection and Priority

14.             The Servicer covenants that, in order to evidence the interests of the Seller and Issuer under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture, the Servicer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority perfected security interest, the Indenture Trustee’s security interest in the Receivables. The Servicer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority perfected security interest.

B-3	Exhibit B to the Sale and Servicing Agreement

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S AND SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee or the Servicer, as applicable, shall address, at a minimum, the criteria identified below as “Applicable Indenture Trustee Servicing Criteria” or “Applicable Servicer Servicing Criteria”, as applicable:

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.		X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

C-1	Exhibit C to the Sale and Servicing Agreement

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.		X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.		X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
	Pool Asset Administration		X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X

1 Solely with regard to timeframes and that distributions were made in accordance with the instructions of the Servicer.

C-2	Exhibit C to the Sale and Servicing Agreement

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X

C-3	Exhibit C to the Sale and Servicing Agreement

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

C-4	Exhibit C to the Sale and Servicing Agreement

EXHIBIT D

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2025-1

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)             It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of March 25, 2025, by and between VW Credit, Inc., the Seller, the Indenture Trustee and Volkswagen Auto Loan Enhanced Trust 2025-1;

(2)             To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)             To the best of its knowledge, all of the information required to be provided by the Indenture Trustee under Sections 9.21 and 9.22 of the Agreement has been provided to the Seller.

Citibank, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:

D-1	Exhibit D to the Sale and Servicing Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accrued Note Interest” means, with respect to any Payment Date, the sum of the Noteholders’ Monthly Accrued Interest for such Payment Date and the Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Adjusted Pool Balance” means (a) as of the Closing Date, an amount equal to (x) the Net Pool Balance as of the Cut-Off Date minus (y) the Yield Supplement Overcollateralization Amount for the Closing Date and (b) for any Payment Date, an amount equal to (x) the Net Pool Balance at the end of the Collection Period preceding that Payment Date minus (y) the Yield Supplement Overcollateralization Amount for that Payment Date.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means VCI, or any successor Administrator under the Administration Agreement.

“Advance” has the meaning set forth in Section 4.3(c) of the Sale and Servicing Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in such Receivable.

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Issuer is located, and (b) the State of Michigan or the State of Illinois.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, among the Issuer, VCI, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

App. A-1	Appendix A to the Sale and Servicing Agreement

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any authorized signatory of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of authorized signatories delivered by the Owner Trustee to the Indenture Trustee on the Closing Date or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee and the Servicer, any officer or authorized signatory of the Owner Trustee or the Indenture Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, if any, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Payment Date and (iii) the Reserve Account Excess Amount for such Payment Date.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount, if any, by which the amounts required to be paid pursuant to clauses first through fifth of Section 4.4(a) of the Sale and Servicing Agreement exceeds the sum of (i) Available Funds for such Payment Date and (ii) Advances made by the Servicer on such Payment Date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

App. A-2	Appendix A to the Sale and Servicing Agreement

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1)             the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)             the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)             the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1)             the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)             if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)             the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

App. A-3	Appendix A to the Sale and Servicing Agreement

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)             in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)             in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)             a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)             a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

App. A-4	Appendix A to the Sale and Servicing Agreement

(3)             a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code or (iii) any entity deemed to hold the plan assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Michigan, Virginia, New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate evidencing the beneficial interest of the Certificateholder in the Issuer, substantially in the form of Exhibit A to the Trust Agreement.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the certificate of trust for the Issuer filed pursuant to the Statutory Trust Statute.

“Certificateholder” means initially, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, and any other Holder of the Certificate.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means March 20, 2026.

“Class A-1 Interest Rate” means 4.451% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

App. A-5	Appendix A to the Sale and Servicing Agreement

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of auto loan asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2-A Final Scheduled Payment Date” means January 20, 2028.

“Class A-2-A Interest Rate” means 4.51% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2-A Note Balance” means, at any time, the Initial Class A-2-A Note Balance reduced by all payments of principal made prior to such time on the Class A-2-A Notes.

“Class A-2-A Noteholder” means the Person in whose name a Class A-2-A Note is registered on the Note Register.

“Class A-2-A Notes” means the Class of auto loan asset backed notes designated as Class A-2-A Notes, issued in accordance with the Indenture.

“Class A-2-B Final Scheduled Payment Date” means January 20, 2028.

“Class A-2-B Interest Rate” means SOFR Rate + 0.44% per annum (computed on the basis of the actual number of delays elapsed during the applicable Interest Period, but assuming a 360-day year); provided, however, that, for any Interest Period for which the sum of SOFR Rate + 0.44% is less than 0.00%, the Class A-2-B Interest Rate shall be deemed to be 0.00%.

“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.

“Class A-2-B Noteholder” means the Person in whose name a Class A-2-B Note is registered on the Note Register.

“Class A-2-B Notes” means the Class of auto loan asset backed notes designated as Class A-2-B Notes, issued in accordance with the Indenture.

“Class A-2 Notes” means, collectively, the Class A-2-A Notes and the Class A-2-B Notes.

“Class A-3 Final Scheduled Payment Date” means August 20, 2029.

“Class A-3 Interest Rate” means 4.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

App. A-6	Appendix A to the Sale and Servicing Agreement

“Class A-3 Notes” means the Class of auto loan asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means July 21, 2031.

“Class A-4 Interest Rate” means 4.61% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of auto loan asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means March 25, 2025.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Collection Period” means the period commencing on the first day of each fiscal month of the Servicer and ending on the last day of such fiscal month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on March 31, 2025). As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cut-Off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Outstanding Principal Balance of such Receivable; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on such Payment Date or a prior Payment Date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was not financed by such Receivable.

App. A-7	Appendix A to the Sale and Servicing Agreement

“Commission” means the U.S. Securities and Exchange Commission.

“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)             the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)             if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Contract Rate” means, with respect to a Receivable, the fixed rate per annum at which interest accrues under the motor vehicle retail installment sales contract or installment loan evidencing such Receivable. Such rate may differ from the “Annual Percentage Rate” disclosed in the Receivable.

“Corporate Trust Office” means:

(a)             as used with respect to Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at (i) for note transfer/surrender purposes, Citibank, N.A., 480 Washington Boulevard, 30th Floor Jersey City, NJ 07310, Attention: Istra Orlando, and (ii) for all other purposes, Citibank, N.A., 388 Greenwich Street, New York, New York, 10013, Attention: Agency & Trust VALET 2025-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); and

(b)             as used with respect to Owner Trustee, (i) solely for the purposes of the transfer, surrender, or exchange of Certificates, the corporate trust office of the Owner Trustee located at U.S. Bank Trust National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services/VALET 2025-1 or at such other address as the Owner Trustee may designate by notice and (ii) for all other purposes, the corporate trust office of the Owner Trustee located at U.S. Bank Trust National Association, Delle Donne Corporate Center, 1011 Centre Road, Suite 203, Wilmington, DE 19805, with a copy to U.S. Bank Trust National Association, 190 S. LaSalle Street, Seventh Floor Chicago, Illinois 60603 or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Seller).

App. A-8	Appendix A to the Sale and Servicing Agreement

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself and others, as such practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means the close of business on January 31, 2025.

“Dealer” means a motor vehicle dealership.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, any Receivable as to which (a) any payment is past due 90 or more days or (b) the date on which the related Financed Vehicle has been repossessed. The Outstanding Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Outstanding Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Net Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, 3.22%.

“Delivery” when used with respect to Trust Account Property means:

(a)             with respect to (I) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

App. A-9	Appendix A to the Sale and Servicing Agreement

(b)             with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(B)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c)             with respect to any item of Trust Account Property that is an uncertificated security (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.

“Determination Date” means the second Business Day preceding the related Payment Date, beginning April 17, 2025.

App. A-10	Appendix A to the Sale and Servicing Agreement

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“E-Sign Act” means the Electronic Signatures in Global and National Commerce Act.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, or is an Affiliate of such trustee, so long as the long-term unsecured debt rating or issuer rating of such depository institution is at least “A” from Fitch and at least “Baa3” from Moody’s. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) satisfies one of the following conditions (i) has a long-term senior unsecured debt or issuer rating of “A2” or better by Moody’s and “A” or better by Fitch, (ii) has a short-term unsecured debt or issuer rating of “P-1” by Moody’s and “F1” by Fitch or (iii) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Receivable” means a Receivable meeting all of the criteria set forth on Schedule I of each of the Purchase Agreement and the Sale and Servicing Agreement as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

App. A-11	Appendix A to the Sale and Servicing Agreement

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2-A Notes, the Class A-2-A Final Scheduled Payment Date, (iii) the Class A-2-B Notes, the Class A-2-B Final Scheduled Payment Date, (iv) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date and (v) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date.

“Financed Vehicle” means an automobile or sport utility vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“Fitch” means Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

App. A-12	Appendix A to the Sale and Servicing Agreement

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means Citibank, N.A., a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $257,000,000.

“Initial Class A-2-A Note Balance” means $229,500,000.

“Initial Class A-2-B Note Balance” means $229,500,000.

“Initial Class A-3 Note Balance” means $459,000,000.

“Initial Class A-4 Note Balance” means $75,000,000.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $3,255,209.92 (at least 0.25% of the Adjusted Pool Balance as of the Closing Date).

“Instituting Noteholders” has the meaning set forth in Section 7.5(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

App. A-13	Appendix A to the Sale and Servicing Agreement

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes and the Class A-2-B Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the prior Payment Date to but excluding such Payment Date (for example, for a Payment Date in June, the Interest Period is from and including the Payment Date in May to but excluding the Payment Date in June) and (b) for the Class A-2-A Notes, the Class A-3 Notes and the Class A-4 Notes, from and including the 20th day of the calendar month preceding such Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding the 20th day of the month in which such Payment Date occurs.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2-A Notes, the Class A-2-A Interest Rate, (c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate, (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate or (e) with respect to the Class A-4 Notes, the Class A-4 Interest Rate.

“Intermediary” means Citibank, N.A.

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer” means Volkswagen Auto Loan Enhanced Trust 2025-1, a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, VCI, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes and any other material transaction party identified by the Seller or VCI to the Indenture Trustee and the Owner Trustee in writing.

App. A-14	Appendix A to the Sale and Servicing Agreement

“Lien” means, for any asset or property of a Person, a lien, charge, excise, claim, security interest, mortgage, pledge or other encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under such Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable other than any monthly payments by or on behalf of the Obligor thereunder or any full or partial prepayment of such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

“Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Sale and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) of the Issuer on such date.

“Note” means a Class A-1 Note, Class A-2-A Note, Class A-2-B Note, Class A-3 Note or Class A-4 Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, Class A-2-A Note Balance, Class A-2-B Note Balance, Class A-3 Note Balance or Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer in favor of DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a six-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

App. A-15	Appendix A to the Sale and Servicing Agreement

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as the context requires, all of the Class A-1 Noteholders, the Class A-2-A Noteholders, the Class A-2-B Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, or any of the foregoing.

“Noteholder Direction” has the meaning set forth in Section 7.5(a) of the Indenture.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of, or determine the amount of U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders on such preceding Payment Date, plus interest on the amount of Noteholders’ Monthly Accrued Interest and any outstanding Noteholders’ Interest Carryover Shortfall due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Notes for the related Interest Period.

“Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the immediately preceding Payment Date (or the Closing Date, in the case of the first Interest Period), after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Administrator on behalf of the Issuer and (ii) with respect to the Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable.

App. A-16	Appendix A to the Sale and Servicing Agreement

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Seller or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Originator” means, with respect to any Receivable, VCI.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i)             Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)             Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)             Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether Noteholders holding the requisite aggregate principal balance of Outstanding Notes have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, any Certificateholder, the Servicer (so long as VCI or one of its Affiliates is the servicer), the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates.

App. A-17	Appendix A to the Sale and Servicing Agreement

“Outstanding Principal Balance” means, with respect to any Receivable as of any date, the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices.

“Owner Trustee” means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 20th day of each calendar month beginning April 21, 2025; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Permitted Investments” means (i) evidences of indebtedness, maturing within 30 days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from Moody’s and the highest rating category from Fitch or (b) which are otherwise acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, (iv) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee) rated, at the time of investment or contractual commitment to invest therein, at least “P-1” (or the equivalent) by Moody’s and at least “F1+” (or the equivalent) by Fitch or (v) such other investments acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee.

“Permitted Liens” means (a) the interest of the parties under the Transaction Documents, (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

App. A-18	Appendix A to the Sale and Servicing Agreement

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Principal Distribution Amount” will mean, for any Payment Date, an amount equal to the excess, if any, of (a) the Adjusted Pool Balance as of the last day of the Collection Period preceding the related Collection Period, or as of the Cut-Off Date, in the case of the first Collection Period, over (b) the Adjusted Pool Balance as of the last day of the related Collection Period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior Payment Date but was not so distributed because sufficient funds were not available to make such distribution; provided, that if the Servicer specifies in the related Servicer’s Certificate that amounts on deposit in the Reserve Account will be included in the Reserve Account Draw Amount on any Payment Date in accordance with the provisions set forth in the second sentence of the definition of Reserve Account Draw Amount, then, the Principal Distribution Amount for such Payment Date will mean an amount equal to the aggregate unpaid Note Balance of all of the outstanding classes of Notes; provided, further, that the Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of Notes shall not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that Class of Notes to zero.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means the Purchase Agreement dated as of the Closing Date between VCI and the Seller, as amended, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Rating Agency” means either or each of Fitch and Moody’s, as indicated by the context.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes, or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to the Notes. In the event that Fitch is a Rating Agency, Fitch will be given notice of any event or circumstance in accordance with clause (b) of the preceding sentence. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

App. A-19	Appendix A to the Sale and Servicing Agreement

“Receivable” means any motor vehicle retail installment sales contract or installment loan with respect to a new or used automobile or sport utility vehicle which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.5(a) of the Sale and Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Reference Time” means, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1110-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any proceeds from claims on any Insurance Policy (if such Receivable became a Defaulted Receivable after the Cut-Off Date), (iii) any other property securing the Receivables, (iv) all rights of the Originator against the related Dealer and (v) all proceeds of the foregoing.

App. A-20	Appendix A to the Sale and Servicing Agreement

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a)             entry into a material definitive agreement related to the Issuer or the Notes or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)             termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)             with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d)             an Event of Default;

(e)             the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f)             with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the Outstanding Principal Balance of such Receivable (calculated without giving effect to the second sentence of the definition of “Defaulted Receivable”) plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by VCI, the Servicer or the Seller, as applicable.

“Repurchased Receivable” means a Receivable purchased by VCI pursuant to Section 3.4 of the Purchase Agreement, by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement or by the Seller pursuant to Section 2.4 of the Sale and Servicing Agreement.

“Requested Party” has the meaning set forth in Section 9.24 of the Sale and Servicing Agreement.

“Requesting Party” has the meaning set forth in Section 9.24 of the Sale and Servicing Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

App. A-21	Appendix A to the Sale and Servicing Agreement

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account on such Payment Date. In addition, if the sum of the amount in the Reserve Account and the amount of remaining Available Funds after payment of the amounts set forth in clauses first through fifth of Section 4.4(a) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Classes of Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Servicer’s Certificate, include all amounts on deposit in the Reserve Account.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer working within the Corporate Trust Office of the Owner Trustee, including any senior vice president, vice president, assistant vice president, or trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Trust Agreement, and (c) with respect to the Servicer or Seller, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Controller, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Review Conditions” means (i) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date and (ii) the required percentage of Noteholders or Note Owners, as applicable, have voted to direct an Asset Review of the Subject Receivables.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.5(b) of the Indenture to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review.

“Review Report” shall have the meaning assigned to such term in Section 3.07 of the Asset Representations Review Agreement.

App. A-22	Appendix A to the Sale and Servicing Agreement

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, among the Seller, the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Sarbanes Certification” has the meaning set forth in Section 9.21(b)(iii) of the Sale and Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the schedule of Receivables transferred to the Issuer on the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company.

“Servicer” means VCI, initially, and any replacement Servicer appointed pursuant to the Sale and Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a)             any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for ten Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal balance of the Outstanding Notes;

(b)             any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal balance of the Outstanding Notes;

(c)             any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Sale and Servicing Agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which failure continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal balance of the Outstanding Notes, (it being understood that any repurchase of a Receivable by VCI pursuant to Section 3.4 of the Purchase Agreement, by the Seller pursuant to Section 2.4 of the Sale and Servicing Agreement or by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable); or

App. A-23	Appendix A to the Sale and Servicing Agreement

(d)             the Servicer suffers a Bankruptcy Event;

provided, however, that a delay or failure of performance referred to under clauses (a), (b) or (c) above for a period of 120 days will not constitute a Servicer Replacement Event if such delay or failure was caused by force majeure or other similar occurrence. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Sale and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth, or in the case of the first payment date one-sixth, (B) the Servicing Fee Rate and (C) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Servicing Fee Rate” means 1.00% per annum.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

App. A-24	Appendix A to the Sale and Servicing Agreement

“SOFR Rate” means the rate that will be obtained by the Indenture Trustee and notified to the Administrator for each Interest Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except as provided below following a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2-B Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

“Specified Reserve Account Balance” means, for any Payment Date, $3,255,209.92 (0.25% of the Adjusted Pool Balance as of the Closing Date).

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 6.5 of the Sale and Servicing Agreement.

“Subject Receivables” means, for any Asset Review, all Receivables outstanding and held by the Issuer which are 60 or more days delinquent as of the first day on which the Review Conditions are satisfied (as determined in accordance with the Servicer’s Customary Servicing Practices); provided, however, that any Receivable that becomes a Repurchased Receivable or is paid off after such date will no longer be a Subject Receivable.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation.

“Test Fail” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Trust Agreement and the Asset Representations Review Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

App. A-25	Appendix A to the Sale and Servicing Agreement

“Trust Accounts” has the meaning set forth in Section 4.1 of the Sale and Servicing Agreement.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Agreement” means the Trust Agreement, dated as of January 27, 2025, as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale and Servicing Agreement and the Administration Agreement and (vi) all proceeds of the foregoing.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“UETA” means Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriting Agreement” means the Underwriting Agreement, dated as of March 18, 2025, between Barclays Capital, Inc., on behalf of itself and as a representative of the several underwriters named therein, VCI and the Seller.

“United States”, “U.S.” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

App. A-26	Appendix A to the Sale and Servicing Agreement

“U.S. Tax Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code, generally including:

(a) a citizen or resident of the United States;

(b) a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

(c) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has properly elected to be treated as a United States person.

“VCI” means VW Credit, Inc., a Delaware corporation, and its successors and assigns.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

“Yield Supplement Overcollateralization Amount” means, with respect to the Closing Date and any Payment Date, the dollar amount set forth next to such Payment Date on Schedule X hereto.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

App. A-27	Appendix A to the Sale and Servicing Agreement

SCHEDULE X

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$125,389,657.08
April 2025	$116,856,669.20
May 2025	$112,689,344.66
June 2025	$108,589,256.72
July 2025	$104,556,680.80
August 2025	$100,592,064.76
September 2025	$96,696,204.90
October 2025	$92,869,906.06
November 2025	$89,114,010.77
December 2025	$85,429,375.08
January 2026	$81,816,577.40
February 2026	$78,276,151.16
March 2026	$74,808,786.14
April 2026	$71,415,329.67
May 2026	$68,096,601.37
June 2026	$64,853,286.59
July 2026	$61,685,778.74
August 2026	$58,594,208.35
September 2026	$55,578,346.98
October 2026	$52,638,114.95
November 2026	$49,773,880.94
December 2026	$46,986,316.63
January 2027	$44,276,150.64
February 2027	$41,644,150.47
March 2027	$39,090,957.49
April 2027	$36,617,423.64
May 2027	$34,224,307.94
June 2027	$31,912,450.88
July 2027	$29,682,712.76
August 2027	$27,535,831.26
September 2027	$25,471,958.37
October 2027	$23,491,627.69
November 2027	$21,595,615.25
December 2027	$19,784,649.65
January 2028	$18,059,130.10
February 2028	$16,419,518.94
March 2028	$14,864,372.58
April 2028	$13,393,694.84

X-1	Schedule X to the Sale and Servicing Agreement

Payment Date	Yield Supplement Overcollateralization Amount
May 2028	$12,006,718.61
June 2028	$10,703,320.94
July 2028	$9,483,744.35
August 2028	$8,348,179.11
September 2028	$7,295,853.64
October 2028	$6,326,383.78
November 2028	$5,439,555.05
December 2028	$4,634,353.07
January 2029	$3,910,387.02
February 2029	$3,267,300.37
March 2029	$2,702,545.67
April 2029	$2,214,332.19
May 2029	$1,794,749.26
June 2029	$1,437,124.74
July 2029	$1,140,892.00
August 2029	$903,910.53
September 2029	$709,638.88
October 2029	$548,630.49
November 2029	$416,927.99
December 2029	$309,732.65
January 2030	$223,421.70
February 2030	$156,247.35
March 2030	$105,189.68
April 2030	$67,722.33
May 2030	$39,477.26
June 2030	$19,243.64
July 2030	$7,050.03
August 2030	$2,368.31
September 2030	$903.97
October 2030	$201.08
November 2030	$1.01
December 2030	$0.00

X-2	Schedule X to the Sale and Servicing Agreement